                                                              EXHIBIT (h)(20)(e)

                                 FIFTH AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                    AMERICAN GENERAL LIFE INSURANCE COMPANY,
                  AMERICAN GENERAL EQUITY SERVICES CORPORATION,
                               VALIC COMPANY I AND
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

     THIS FIFTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as of January 1, 2005, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC"), VALIC COMPANY I (formerly NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I) (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, (the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

     WHEREAS, from time to time, the Company will offer new Variable Insurance Products which are not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Company's Accounts; and

     WHEREAS, the Parties now desire to amend the Agreement to reflect the new Variable Insurance Products for which the Fund will act as an investment vehicle for the Accounts.

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add Platinum Investor IV.

2. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

3. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

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

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule B of the Agreement, as amended from time to time.

ATTEST:


By:                                        By:
    ------------------------------------       ---------------------------------
    Name:                                      Name:
    Title:                                     Title:


AMERICAN GENERAL EQUITY SERVICES CORPORATION

ATTEST:


By:                                        By:
    ------------------------------------       ---------------------------------
    Name:                                      Name:
    Title:                                     Title:


VALIC COMPANY I

ATTEST:


By:                                        By:
    ------------------------------------       ---------------------------------
    Name:                                      Name:
    Title:                                     Title:


THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

ATTEST:


By:                                        By:
    ------------------------------------       ---------------------------------
    Name:                                      Name:
    Title:                                     Title:

                                   SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS**

                             (As of January 1, 2005)

Name of Separate Account and Date         Registration Numbers and Names of Contracts
Established by Board of Directors         Funded by Separate Account
---------------------------------------   ------------------------------------------------------
                                          Registration
                                          Nos.:          Name of Contract:
                                          ------------   ---------------------------------------
American General Life Insurance Company   33-44744       Group and Individual Variable
Separate Account A                        811-1491       Annuity*
Established: August 14, 1967

                                          33-44745       Individual Variable Annuity*
                                          811-1491

American General Life Insurance Company   333-40637      Select Reserve(SM) Flexible Payment
Separate Account D                        811-02441      Variable and Fixed Individual Deferred
Established: November 19, 1973                           Annuity*
                                          33-43390       VAriety Plus(SM) Variable Annuity*
                                          811-2441

                                          333-70667      Platinum Investor(R) Variable Annuity*
                                          811-2441

                                          333-109206     Platinum Investor(R) Immediate Variable
                                          811-2441       Annuity*

American General Life Insurance Company   333-42567      Platinum Investor(R) I and Platinum
Separate Account VL-R                     811-08561      Investor(R) II Variable Life Insurance
Established: May 6, 1997                                 Policies*

                                          333-53909      Legacy Plus(SM) Variable Life Insurance
                                          811-08561      Policies*

                                          333-80191      Corporate America - Variable Life
                                          811-08561      Insurance Policies*

                                          333-90787      Platinum Investor(R) Survivor
                                          811-08561      Variable Life Insurance Policies*

                                          333-87307      The ONE VUL Solution
                                          811-08561      Variable Life Insurance Policies*

                                          333-89897      AG Legacy Plus
                                          811-08561      Variable Life Insurance Policies*

                                          333-43264      Platinum Investor(R) III
                                          811-08561      Variable Life Insurance Policies*

                                          333-65170      Platinum Investor(R) Survivor II
                                          811-08561      Variable Life Insurance Policies*

Name of Separate Account and Date   Registration Numbers and Names of Contracts
Established by Board of Directors   Funded by Separate Account
---------------------------------   ------------------------------------------------
                                    Registration
                                    Nos.:          Name of Contract:
                                    ------------   ---------------------------------
                                    333-82982      Platinum Investor(R) PLUS
                                    811-08561      Variable Life Insurance Policies*

                                    333-109613     Platinum Investor(R) FlexDirector
                                    811-08561      Variable Life Insurance Policies*

                                    333-118318     Platinum Investor(R) IV
                                    811-08561      Variable Life Insurance Policies*

* Subject to reimbursement of certain administrative expenses as set forth in Paragraph 3.2(e) of the Participation Agreement referenced above.

** The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.